UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                             July 10, 2018

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State of jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                          ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Corporate Controller and Principal Accounting Officer
On July 10, 2018, Robert A. Wrocklage notified Actuant Corporation (the “Company”) of his decision to resign as the Company’s Vice President, Corporate Controller and Principal Accounting Officer, to accept a position at a another company. Mr. Wrocklage’s decision to resign did not arise or result from any disagreement with management or the Board of Directors. Mr. Wrocklage is expected to continue in his role through August 1, 2018 to assist in the transition of his responsibilities.
Upon Mr. Wrocklage’s resignation, Rick Dillon, the Company’s Executive Vice President and Chief Financial Officer, will assume the responsibilities of Principal Accounting Officer on an interim basis until a replacement is identified. Mr. Dillon’s biographical information is incorporated herein by reference as set forth in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on October 26, 2017. No new compensatory arrangements were entered into with Mr. Dillon in connection with his appointment as Principal Accounting Officer.

SIGNATURE
Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION
(Registrant)
Date: July 16, 2018	By:	/s/ Rick T. Dillon
Rick T. Dillon
Executive Vice President and
Chief Financial Officer